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                                                                   EXHIBIT 10.14


                              PIVOTAL SOFTWARE INC.
                             SHAREHOLDERS AGREEMENT
                                January 15, 1999


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                                TABLE OF CONTENTS




1. RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST OFFER.....................1
       1.1       Grant...................................................1
       1.2       Restrictions on Transfer................................2
       1.3       Pro Rata Determination..................................4
       1.4       Further Restriction.....................................4
       1.5       Not to Encumber.........................................4
       1.6       Affiliate...............................................4

2. CO-SALE RIGHTS IN SALES BY A SHAREHOLDER..............................5
       2.1       Grant of Co-Sale Rights.................................5
       2.2       Payment of Proceeds.....................................6
       2.3       Non-Exercise............................................6

3. CO-SALE RIGHTS ON CHANGE OF CONTROL...................................6
       3.1       Grant of Change of Control Co-Sale Rights...............6
       3.2       Exercise of Co-Sale Rights..............................7
       3.3       Control Price...........................................7
       3.4       Non-Exercise............................................7

4. EXEMPT TRANSFERS......................................................8
       4.1       Permitted Transactions..................................8
       4.2       Transfers to Affiliates.................................9
       4.3       Number of Transferees...................................9
       4.4       Company Repurchase or Public Offering..................10

5. PROHIBITED TRANSFERS.................................................10
      5.1       Grant...................................................10
      5.2       Put Option..............................................10

6. LEGEND REQUIREMENTS..................................................11
      6.1       Legend..................................................11
      6.2       Removal.................................................11

7. CONDUCT OF COMPANY AFFAIRS...........................................11
      7.1       Conduct by Shareholders.................................11
      7.2       Constitution of Board...................................11
      7.3       Removal.................................................12
      7.4       Articles................................................12
      7.5       Audit and Compensation Committees.......................12

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


8. MISCELLANEOUS PROVISIONS............................................12
         8.1      Allocation of Rights.................................12
         8.2      Termination..........................................12
         8.3      Notice...............................................13
         8.4      Severability.........................................13
         8.5      Waiver or Modification...............................13
         8.6      Governing Law........................................13
         8.7      Legal Fees...........................................13
         8.8      Further Assurances...................................13
         8.9      Successors and Assigns...............................14
         8.10     Aggregation of Shares................................14
         8.11     Termination of Prior Agreement.......................14
         8.12     Counterparts.........................................14
         8.13     Remedies Cumulative..................................14


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                             SHAREHOLDERS AGREEMENT



THIS AGREEMENT is made as of the 15th day of January, 1999, by and among Pivotal Software, Inc., a British Columbia company (the "Company"), and certain shareholders of the Company (individually a "Shareholder" and collectively the "Shareholders");

WHEREAS, the Company and certain of the Shareholders are parties to the Class F Preferred Share Subscription and Purchase Agreement of even date herewith (the "Class F Agreement"), pursuant to which those Shareholders are purchasing the Company's Class F Preferred Shares.

WHEREAS, each of the Shareholders is a beneficial owner of the number of Class A Common Shares, Class B Common Shares, Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares of the Company set forth opposite such Shareholder's name on Schedule A hereto (collectively the "Shares," which term shall also include any additional Common Shares and/or Preferred Shares of the Company, or securities convertible into or exchangeable for such shares, now owned or hereafter acquired by the Shareholders).

WHEREAS, the Shareholders that are not parties to the Class F Agreement wish to provide a further inducement to the other Shareholders to purchase the Company's Class F Preferred Shares pursuant to the terms of the Class F Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:


               1.     RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST OFFER


1.1 GRANT. The Company and the Shareholders are hereby each granted a right of first offer with respect to any proposed disposition of Shares by a Shareholder (or by any permitted transferee of the Shares under Part 4 hereof, hereafter collectively included in all references to "Shareholder"), in the following order of priority. The Company shall have the first right to purchase any Shares proposed to be transferred to a third party by a Shareholder. In the event the Company elects not to exercise its first right to purchase with respect to all or any portion of such proposed transfer, the Company agrees to waive such rights with respect to such portion in favour of the Shareholders' first offer and co-sale rights under this Agreement. The parties agree that the restrictions on transfer and the procedure for exercising the right of offer and purchase shall be governed by the provisions of this Part 1.

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1.2 RESTRICTIONS ON TRANSFER. Except as otherwise permitted in this Agreement:

     (a) no Shareholder shall sell, transfer or otherwise dispose of, or offer to sell, transfer or otherwise dispose of, any of its Shares unless that Shareholder (the "Offeror") first offers to the Company and to the other Shareholders (the "Others") by notice in writing (the "Offer") delivered to the secretary of the Company (the "Secretary") the prior right to purchase, receive or otherwise acquire the same;

     (b) the Offer shall state that the Offeror has determined to avail itself of the provisions of this Part I and shall set forth:

          (i) the number and kind of Shares offered for sale (the "Target Shares");

          (ii) the price per share in cash at which the Offeror is prepared to sell the Target Shares;

          (iii) the terms and conditions of the sale;

          (iv) that the Offer is open for acceptance by the Company and the Others for a period of 60 days after receipt of such Offer by the Secretary; and

          (v) the identity of the proposed purchaser, if any (the "Proposed Purchaser");

     (c)  upon receipt of the Offer, the Secretary shall forthwith:

          (i)  transmit the Offer to each director of the Company;

          (ii) transmit the Offer to each of the Others; and

          (iii) call a meeting of the directors of the Company to consider the Offer;

     (d) the Company shall have the first right to accept the Offer and purchase all or a portion of the Target Shares and to the extent that it is accepted, the Others agree to refuse any pro rata offer by the Company to purchase shares which is required to be made by the Company under the Company Act, (British Columbia) the Articles of the Company or this Agreement;

     (e) if the Offer is not wholly accepted by the Company within 30 days after receipt thereof by the Secretary:

          (i) the Secretary shall forthwith advise the Others of the extent to which the Offer is still open forthwith upon the expiration of the aforesaid 30 day period;



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          (ii) that portion of the Offer not accepted by the Company shall be open for acceptance within the next 20 days by the Others pro rata in accordance with their respective shareholdings in the Company, it being understood and agreed that each of the Shareholders pro rata portions shall be determined on the basis set out in Paragraph 1.3;

          (iii) acceptance by the Others shall be by notice to the Secretary and by such acceptance a Shareholder may specify any additional portion of the Target Shares offered for sale that such Shareholder is prepared to purchase in the event that any of the Others fails to accept such Offer, and if any of the Others fails to accept such Offer, such Shareholder (pro rata if more than one) shall be entitled to purchase such additional portion of the Target Shares as shall be so available;

          (iv) the Secretary shall advise the Company of the extent to which the Offer is still open forthwith upon the expiration of the aforesaid 20 day period;

     (f) if, and to the extent the Offer is not accepted by the Others within the 20 days that it is open to them, the Company shall be entitled prior to the expiration of the Offer to accept the Offer with respect to that portion of the Target Shares as shall then be available, in which event the Others agree to refuse any pro rata offer by the Company to purchase shares which is required to be made by the Company under the Company Act (British Columbia), the Articles or this Agreement;

     (g) prior to the expiration of the 60 day period, the Secretary shall advise the Offeror whether the Offer has been accepted in its entirety or in part, and by whom;

     (h) if the Offer is not wholly accepted or is accepted only in part within the 60 days that it is open, the Offeror may, within 120 days thereafter sell, transfer or otherwise dispose of the whole of the Target Shares, or that portion of the Target Shares that has not been accepted by the Company and/or the Others, as the case may be, being offered under this Part to any other person, firm or corporation (a "Third Party") for not less than the price, payable in cash or by certified cheque or by bank draft and on no better terms and conditions than as set out in the Offer;

     (i) upon the expiry of the said 120 day period without the completion of a sale to a Third Party, the provisions of this Paragraph 1.2 will again become applicable to the sale, transfer or other disposition of the Target Shares or any part thereof and so on from time to time; and

     (j) upon the acceptance of the Offer, the Company, the Others and the Third Party, as the case may be, shall purchase, at the stated purchase price the Target Shares (or that part thereof) being sold and the closing of the purchase thereof shall occur on the


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          30th day following the date of the last acceptance in respect of the
          Offer or, if that day is a non juridical day, then on the next ensuing juridical day (or such other date as the parties thereto may agree), at which time the appropriate parties shall execute and deliver such cash, certified cheques, share certificates, instruments, conveyances, assignments, and releases as may be reasonably required to effect and complete the sale.

1.3 PRO RATA DETERMINATION. It is understood and agreed that each of the Shareholder's pro rata portions shall be determined on the basis that:

     (a) if an Offer is for Common Shares, the Shareholders shall have converted their Preferred Shares to Common Shares, whether or not converted; and,

     (b) if an Offer is for Preferred Shares of a particular class, the Offeror of those Preferred Shares and all Others shall have converted their Preferred Shares to Common Shares, whether or not converted, and pro rata distributions among the holders of Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares, Class F Preferred Shares, Class A Common Shares and Class B Common Shares shall be based on the number of Common Shares held by each on a converted basis.

1.4 FURTHER RESTRICTION. No Common Shares or Preferred Shares shall be sold, assigned, transferred, conveyed or issued, whether pursuant to Paragraph 1.2 or other-wise, by a Shareholder to any person other than the parties hereto, unless and until the proposed transferee enters into an agreement on the same terms in all material respects as this Agreement with the Company, or to any person or Affiliate of any person that has a financial interest in any company or business that is competitive with the Company (other than an interest not exceeding five percent (5%) in the shares of a publicly traded company) or to any person or Affiliate of any person that the directors believe, on reasonable basis, will have an adverse affect on the activities or business prospects of the Company.

1.5 NOT TO ENCUMBER. No Shareholder shall mortgage, pledge, charge, hypothecate or otherwise encumber its Shares or any part thereof without the prior written unanimous consent thereto of the directors of the Company, which consent may be arbitrarily withheld without giving any reason therefore, unless the holder of the mortgage, pledge, charge, hypothecation or encumbrance agrees to be bound by the provisions of this Agreement.

1.6 AFFILIATE. For the purposes of this Agreement "Affiliate" of a person means any corporation, partnership or limited liability partner which is controlled by or which controls that person or any other corporation controlled by or which controls that corporation, partnership or limited liability partner and any partnership or limited liability partner that is controlled by the same general partner or members, whether such control be direct or indirect, and "control" means:


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     (a)  the right to exercise a majority of the votes which may be cast at a general meeting of a corporation; and

     (b) the right to elect or appoint, directly or indirectly, a majority of the directors of a corporation or other persons who have the right to manage or supervise the management of the affairs and business of the corporation.


                      2.     CO-SALE RIGHTS IN SALES BY A SHAREHOLDER

2.1 GRANT OF CO-SALE RIGHTS. After completing the procedures set out in Part 1, if an Offeror proposes to enter into a transaction regarding the sale of Common Shares to a Third Party, which, if consummated, would result in aggregate sales of Common Shares by the Offeror in excess of 50,000 shares in any calendar year to Third Parties, the Offeror shall give written notice of the intended disposition (the "Disposition Notice") and the basic terms and conditions thereof, including the identity of the Proposed Purchaser, if determined, to the Others and the Others shall have the right, exercisable upon written notice to the Offeror within thirty (30) days after receipt of the Disposition Notice, to participate in such sale of the Target Shares on the same terms and conditions as those set forth in the Disposition Notice. To the extent the Others exercise such right of participation, the number of Target Shares that the Offeror may sell in the transaction shall be correspondingly reduced. The right of participation of the Others shall be subject to the terms and conditions set forth in this Part 2.

     (a) The Others shall be deemed to own the number of Common Shares that the Others actually hold plus the number of Common Shares that are issuable upon conversion of any Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares then held by the Others. The Offeror shall be deemed to own the number of Common Shares that the Offeror actually holds plus the number of Common Shares that are issuable upon conversion of any Class A Preferred Shares, Class B Preferred Shares, Class D Preferred Shares, Class E Preferred Shares and Class F Preferred Shares then held by the Offeror.

     (b) The Others may sell all or any part of a number of Common Shares of the Company equal to the product obtained by multiplying (i) the aggregate number of Common Shares covered by the purchase offer by
          (ii) a fraction, the numerator of which is the number of Common Shares of the Company at the time owned by the Others and the denominator of which is the combined number of Common Shares of the Company at the time owned by the Offeror and the Others.

     (c) The Others may effect their participation in the sale by delivering to the Offeror for transfer to the Proposed Purchaser one or more certificates, properly endorsed for transfer, which represent:


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     (i)  the number of Common Shares that the Others elect to sell pursuant to this Paragraph 2.1; or

     (ii) that number of Class A, Class B, Class D, Class E or Class F Preferred Shares that is at such time convertible into the number of Common Shares that the Others have elected to sell pursuant to this Paragraph 2.1; provided, however, that if the Proposed Purchaser objects to the delivery of Class A, Class B, Class D, Class E or Class F Preferred Shares in lieu of Common Shares, the Others may convert and deliver Common Shares as provided in subparagraph (i) above.

2.2 PAYMENT OF PROCEEDS. The share certificates that the Others deliver to the Offeror pursuant to Paragraph 2.1 shall be transferred by the Offeror to the Proposed Purchaser in consummation of the sale of the Common Shares pursuant to the terms and conditions specified in the Disposition Notice, and the Offeror shall promptly thereafter remit to the Others that portion of the sale proceeds to which the Others are entitled by reason of their participation in such sale. Otherwise, the closing of the purchase shall be as set out in Subparagraph 1.2(j).

2.3 NON-EXERCISE. The exercise or non-exercise of the rights of the Others hereunder to participate in one or more sales of Common Shares made by the Offeror shall not adversely affect their rights to participate in subsequent Common Shares sales by the Offeror.

                         3.     CO-SALE RIGHTS ON CHANGE OF CONTROL

3.1 GRANT OF CHANGE OF CONTROL CO-SALE RIGHTS. Without limiting the terms of
Part 2, where the Offeror desires to sell any of its Shares to any person who, together with any of its Associates and Affiliates, is already entitled or would thereafter be entitled to exercise in excess of 50% of the votes at a general meeting of the Company (determined on a fully converted basis in respect of the Preferred Shares), the Offeror shall deliver a written notice of the intended sale (the "Control Notice") to the Others at least 30 days prior to the date of such intended sale, which Control Notice shall specify the terms of the intended sale, including, without limitation:

     (a)  the name and address of the Proposed Purchaser;

     (b) the number and class of Shares owned by the Proposed Purchaser and its Associates and Affiliates;

     (c) the purchase price and other terms and conditions for the sale of the Shares included in the Control Notice;

     (d)  the date on or about which such sale is intended to be made;

     (e) the number and class of Shares to be sold (herein called the "Control Shares"); and,


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     (f)  similar details of any previous transactions by which the Offeror has sold any Shares since the date of this Agreement.

3.2 EXERCISE OF CO-SALE RIGHTS. Each of the Others shall have 30 days from the date of receipt of the Control Notice to elect to sell to the buyer named in the Control Notice (the "Buyer") all of their Shares (of whatever class) at a price per Share equal to the Control Price (as herein defined) and otherwise on the same terms and conditions as set forth in the Control Notice. If any of the Others so elects to sell its Shares to the Buyer, it shall so inform both the Buyer and the Offeror in writing not more than 30 days after receipt of the Control Notice. Such sale shall take place coincidentally with the sale of the Control Shares, and the Offeror shall not complete its sale unless all such transactions between the Buyer and any Others who elect to sell, are similarly completed. If the Buyer will not purchase such Shares on the sale date, the proposed sale by the Offeror as described in the Control Notice shall not be made.

3.3 CONTROL PRICE. The term "Control Price" shall mean the price per Share, computed separately according to its class, of the Company which is the greater of:

     (a} the amount payable per Share of that class for the Shares of that class proposed to be sold by the Offeror as specified in the Control Notice; and

     (b) the average price per Share of that class paid at any previous time by the Buyer together with any of its Affiliates or Associates to the Offeror,

provided that where Common Shares are proposed to be sold or have been sold, the average amount applicable to a Preferred Share shall be computed as if such Preferred Share were converted to a Common Share in accordance with the provisions of the Articles, and where Preferred Shares are proposed to be sold or have been sold, the average amount applicable to a Common Share shall be computed on the basis of a reverse conversion.

3.4 NON-EXERCISE. To the extent that the Others do not elect to sell as provided in Paragraph 3.2 then subject to compliance with Parts I and 2 (if applicable), the Offeror may sell the Shares offered for sale to the Buyer at the price and terms specified in the Control Notice. If the Offeror has not sold the Shares offered for sale within 120 days after the mailing of the Control Notice to the Others, the Offeror shall not sell such Shares offered for sale without again complying with the terms of this Part 3.


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                            4.     EXEMPT TRANSFERS


4.1 PERMITTED TRANSACTIONS. Notwithstanding the foregoing, the first offer rights of the Company and the Shareholders and the co-sale rights of the Others shall not apply to any transfer, sale or other disposition:

     (a) in the case of Shareholders that are individuals, to the ancestors, descendants, siblings or spouse of the Shareholder or to trusts for the benefit of such persons;

     (b) to a partner or retired partner of a Shareholder that is a partnership or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse, ancestors, descendants, or siblings or to trusts for the benefit of such persons;

     (c) between any one or more of Norman Francis, the spouse of Norman Francis , Keith Wales, Patricia Wales, the Francis Family Trust, Boardwalk Ventures Inc., Daybreak Software Inc. and Fireweed Investments Inc., ancestors, descendants or siblings of any of them and to trusts for the benefit of any of them;

     (d) in the case of VW B.C. Technology Investment Fund Limited Partnership ("Ventures West") to:

          (i) any limited partnership of which the general partner is under common control with those persons who controlled Ventures West Management B.C. Ltd. as at the date of the disposition;

          (ii) any corporation or form of entity whose senior officers are, or which is managed by, a corporate manager whose senior officers are common officers of Ventures West Management B.C. Ltd. as at the date of the disposition; and

          (iii) persons who are bona fide investors (including the general partner or fund manager, as the case may be, and any of its Associates or Affiliates), in Ventures West who are entitled to participate in a distribution of the assets of Ventures West upon winding up, liquidation or dissolution where the Shares are distributed to them on such occurrence;

     (e)  in the case of Bank of Montreal Capital Corporation ("BMO-CC"):

          (i)   to Ventures West Management TIP Inc., the manager of BMO-CC;

          (ii) in connection with a reorganization of the Bank of Montreal group of companies with respect to the activities of BMO-CC; and


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

          (iii) if BMO-CC is required to divest itself of its Shares in order to remain a "specialized financing corporation" (as defined in the Bank Act, as amended from time to time);

          and

     (f) in the event the BMO-CC Shares are transferred to Ventures West Management TIP Inc., notwithstanding Paragraph 1.2, Ventures West Management TIP Inc. may sell, transfer or otherwise dispose of the whole or any part of its Shares to:

          (i) any limited partnership of which the general partner is under common control with those persons who controlled Ventures West management TIP Inc. as at the date of the transfer; and

          (ii) any corporation or other form of entity whose senior officers are, or which is managed by, a corporate manager whose senior officers are common officers of Ventures West Management TIP Inc. at the date of the transfer;

provided that the transferee shall furnish the Shareholders and the Company with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred Shares shall remain "Shares" hereunder, and such transferee shall be treated as a "Shareholder" for the purposes of this Agreement. For purposes of this Agreement, "Associate" shall have the meaning as defined in the Company Act (British Columbia).

4.2 TRANSFERS TO AFFILIATES. Notwithstanding Paragraph 1.2, any Shareholder may sell, transfer or otherwise dispose of the whole or any part of its Shares to any of its Affiliates provided that the Shareholder and the Affiliate enter into an agreement with the other Shareholders that:

          (a) the Affiliate will remain an Affiliate so long as the Affiliate holds the Shares or any part thereof;

          (b) prior to the Affiliate ceasing to be such, the Affiliate will transfer its Shares back to the Shareholder or to another Affiliate of the Shareholder provided that such other Affiliate enters into an agreement on the same terms in all material respects as this Agreement with the other Shareholders and the Company; and

          (c) the Affiliate will otherwise be bound by and have the benefit of the provisions of this Agreement.

4.3 NUMBER OF TRANSFEREES. The rights of the Shareholders under Paragraphs 4.1 and 4.2 to sell, transfer or otherwise dispose of the whole or any part of its Shares without going through the first offer provisions of paragraph 1.2 is subject to the condition that no such transfer shall cause the



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Shares of the Company to be held by 50 or more persons, counting any two or more joint registered owners of Shares as one beneficial owner, exclusive of persons:

          (a)  that are employed by the Company or any Affiliate of the Company;
               or

          (b) that beneficially owned, directly or indirectly, Shares of the Company while employed by the Company or by an Affiliate of the Company and, at all times since ceasing to be so employed, have continued to beneficially own, directly or indirectly, at lease one Share of the Company.

4.4 COMPANY REPURCHASE OR PUBLIC OFFERING. The provisions of this Agreement shall not apply to the sale of any Shares (a) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the "Securities Act") or (b) to the Company, except the co-sale rights on change of control as more particularly set out in Part 3.


                          5.     PROHIBITED TRANSFERS


5.1 GRANT. In addition to any other rights or remedies available to the other Shareholders at law or in equity, in the event a Shareholder should sell any Shares (a "Breaching Shareholder") of the Company in contravention of the participation rights of the other Shareholders under this Agreement (a "Prohibited Transfer"), the other Shareholders shall have the put option provided in Paragraph 5.2.

5.2 PUT OPTION. In the event of a Prohibited Transfer, the other Shareholders and each of them shall have the option to sell to the Breaching Shareholder a number of Common Shares of the Company (either directly or through delivery of Preferred Shares) equal to the number of shares that such other Shareholders would have been entitled to sell had such Prohibited Transfer been effected in accordance with Parts 2 and 3 hereof, on the following terms and conditions:

     (a) The price per share at which the shares are to be sold to the Breaching Shareholder shall be equal to the price per share paid to the Breaching Shareholder by the third party purchaser or purchasers of the Breaching Shareholder's Shares.

     (b) The other Shareholders shall deliver to the Breaching Shareholder within 30 days after they have received notice from the Breaching Shareholder or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

     (c) The Breaching Shareholder shall, upon receipt of the certificates for the shares, pay the aggregate Paragraph 5.2 purchase price therefor, by certified cheque or bank draft made payable to the order of the other Shareholders that have delivered the



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          certificates for the shares and shall reimburse such other
          Shareholders for any additional expenses, including legal fees and expenses, incurred in effecting such purchase and sale and the parties shall otherwise do such acts and execute such documents (including replacement share certificates) as may be reasonably required to effect and complete the sale.


                           6.     LEGEND REQUIREMENTS

6.1 LEGEND. Each certificate representing the Shares owned by the Shareholders shall be endorsed with the following legend:

    "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT DATED JANUARY 15,1999 BY AND AMONG THE REGISTERED HOLDER (OR ITS PREDECESSOR IN INTEREST), THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

6.2 REMOVAL. The Paragraph 6.1 legend shall be removed upon termination of this Agreement in accordance with the provisions of Paragraph 8.2.

                       7.     CONDUCT OF COMPANY AFFAIRS

7.1 CONDUCT BY SHAREHOLDERS. Each of the Shareholders covenants and agrees at all times to vote its shares and use its best efforts and take all steps as may be reasonably required so as to cause the Company to act in the manner contemplated by the provisions of this Agreement and to implement fully the provisions of this Agreement and, to the extent permitted by law, cause the board of directors of the Company (the "Board") to so act.

7.2 CONSTITUTION OF BOARD. Each of the Shareholders shall vote its shares so that the number of directors on the Board shall be six and the Board shall consist of the following:

     (a) two directors shall be nominated and elected annually by the holders of Common Shares and none of the holders of any of the other classes of Shares shall have the right to vote with respect to such directors;

     (b) so long as there are any Class B Preferred Shares issued and outstanding, the holders of the Class B Preferred Shares shall have the right to nominate and elect annually one director, and none of the holders of any of the other classes of Shares shall have the right to vote with respect to such one director, provided however, that if there are no Class B Preferred Shares issued and outstanding, then such director shall be nominated and elected by the members of the Company holding shares entitled to vote;

     (c) so long as there are any Class D Preferred Shares issued and outstanding, the holders of the Class D Preferred Shares shall have the right to nominate and elect annually one director, and none of the holders of any of the other classes of Shares shall have the right to vote with respect to such one director, provided however, that if there are no Class D Preferred Shares issued and outstanding, then such director shall be nominated and elected by the members of the Company holding shares entitled to vote; and

     (d) two directors shall be appointed by the Shareholders upon the recommendation or approval of the majority of the directors that have been nominated and elected pursuant to Paragraphs 7.2(a), (b) and (c) above.

In the event that a position on the Board shall be vacated or be otherwise open for any reason, the Shareholder or Shareholders whose nominee shall have formerly occupied such position shall be entitled to nominate and elect a new director to fill such vacancy.

7.3 REMOVAL. In the event that a director shall fail to vote and act as a director to carry out the provisions of this Agreement then the Shareholders agree to exercise their rights as shareholders of the Company and in accordance with the Articles of the Company to remove such director from the Board.

7.4 ARTICLES. Unless otherwise provided herein the conduct of the business of the Company shall be governed in accordance with the Articles of the Company.

7.5 AUDIT AND COMPENSATION COMMITTEES. The Board shall appoint an audit committee and a compensation committee, each of which will be comprised of three individuals, and the majority of which individuals on each committee will not be involved in the management of the Company.


                        8.     MISCELLANEOUS PROVISIONS


8.1 ALLOCATION OF RIGHTS. All rights granted under this Agreement to the Shareholders shall be exercisable by and among the Shareholders on a pro rata basis based on the number of Shares then held by the Shareholder, or on such other basis as the Shareholder so agree.

8.2 TERMINATION. The rights of the Company and the Shareholders under this Agreement and the correlative obligations of each Shareholder with respect to the Company and each other Shareholder, except in the case of a Breaching Shareholder, shall terminate at such time as the Shareholders to which the rights or obligations relate shall no longer be the owner of any capital shares of the Company. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate upon the occurrence of any one of the following events:

     (a) the liquidation, dissolution or indefinite cessation of the business operations of the Company;

     (b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

     (c) immediately prior to the closing of a bona fide firm commitment underwritten public offering of the Company's Common Shares registered under the Securities Act.

8.3 NOTICE. Unless otherwise provided, any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effectively given by personal delivery to the party to be notified, by facsimile transmission or by mail from a United States or Canadian Post Office, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth below such party's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto, and any such notice will be considered to have been received, if delivered, upon the date of delivery, if sent by facsimile, then on the business day next following the date of transmission, and if mailed, then five business days after the date of mailing. If normal mail service is interrupted by strike, slowdown, force majeure or other cause, a notice sent by mail will not be considered to be received until actually received, and the party sending the notice will deliver or transmit by facsimile such notice in order to ensure prompt receipt thereof.

8.4 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

8.5 WAIVER OR MODIFICATION. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by the Shareholders and the Company.

8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of British Columbia and the laws of Canada applicable therein.

8.7 LEGAL FEES. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

8.8 FURTHER ASSURANCES. Each party agrees to act in accordance herewith and not to take any action that is designed to avoid the intention hereof.

8.9 SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

8.10 AGGREGATION OF SHARES. For the purposes of determining the availability of any rights under this Agreement, the holdings of transferees and assignees of an individual or a partnership who are spouses, ancestors, lineal descendants or siblings of such individual or partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Common Shares by gift, will or intestate succession) shall be aggregated together with the individual or partnership, as the case may be, for the purpose of exercising any rights or taking any action under this Agreement.

8.11 TERMINATION OF PRIOR AGREEMENT. This Agreement supersedes and replaces the Shareholders Agreement dated November 5, 1996 made among the Company, Norman Francis, Keith Wales, the Francis Family Trust, Patricia Wales, Boardwalk Ventures Inc., Daybreak Software Inc., Kleiner Perkins Caufield & Byers VI, Integral Capital Partners 1, LP, Integral Capital Partners II, LP, VW B.C. Technology Investment Fund Limited Partnership and James Yeates, Bank of Montreal Capital Corporation, Integral Capital Partners International II C.V., Jeremy Jaech and Oak Investment Partners VI, L.P. ( the "Prior Agreement"), and upon execution and delivery of this Agreement, the Prior Agreement shall terminate and have no further force or effect.

8.12 COUNTERPARTS. This Agreement may be executed in facsimile counterparts, each of which when executed and delivered shall be deemed to be an original and all of which together shall constitute the same document.

8.13 REMEDIES CUMULATIVE. All rights and remedies of the parties in this Agreement are cumulative and are in addition to and shall not be deemed to exclude any other rights or remedies allowed by law and all rights and remedies may be exercised concurrently.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first indicated above.


                            PIVOTAL SOFTWARE INC.


                           per: /s/ NORMAN FRANCIS
                                --------------------
                                    Norman Francis, President

                                    Address: 300 - 224 West Esplanade
                                             North Vancouver, BC V7M 3M6
                                             Facsimile: 604-988-0035

THE FRANCIS FAMILY TRUST

per: /s/ NORMAN FRANCIS
     -------------------------------------

Address:     1872 Fulton Avenue
             West Vancouver, BC V7V 1S9
             Facsimile: 604-926-6305



BOARDWALK VENTURE INC.

per: /s/ NORMAN FRANCIS
     -------------------------------------

Address:     1872 Fulton Avenue
             West Vancouver, BC V7V 1S9
             Facsimile: 604-926-6305



DAYBREAK SOFTWARE INC.

per: /s/ KEITH WALES
     -------------------------------------

Address:     5960 Raven Place
             West Vancouver, BC V7W 1W2



FIREWEED INVESTMENTS INC.

per: /s/ PATRICIA WALES
     -------------------------------------

Address:     420 Westholme Road
             West Vancouver, BC V7V 2N1

                              /s/ NORMAN FRANCIS
                              -------------------------
                              NORMAN FRANCIS

                              Address:  1872 Fulton Avenue
                                        West Vancouver, BC V7V 1S9
                                        Facsimile: 604-926-6305


                              /s/ KEITH WALES
                              -------------------------
                              KEITH WALES

                              Address:  5960 Raven Place
                                        West Vancouver, BC V7V 1X2
                                        Facsimile: 604-922-9779


                              /s/ PATRICIA WALES
                              -------------------------
                              PATRICIA WALES

                              Address:  420 Westholme Road
                                        West Vancouver, BC V7V 2N1

                              /s/ JEREMY JAECH
                              -------------------------
                              JEREMY JAECH

                              Address:  3729 Prospect Street
                                        Seattle, WA 98112-4441

                                       VW B.C. TECHNOLOGY INVESTMENT FUND
                                            LIMITED PARTNERSHIP

                                       By its general, partner Ventures West
                                            Management B.C. Ltd.

                                       per:  /s/ SIGNED
                                           ------------------------------------

                                       Address: 280 - 1285 West Pender Street
                                                Vancouver, BC V6E 4B1
                                                Facsimile: 604-687-2145
                                                Attention: Robin J. Louis

                                       BANK OF MONTREAL CAPITAL CORPORATION

                                       By its manager, Ventures West Management
                                            TIP Inc.

                                       per:  /s/ SIGNED
                                           ------------------------------------

                                       Address: 280 - 1285 West Pender Street
                                                Vancouver, BC V6E 4B1
                                                Facsimile: 604-687-2145
                                                Attention: Robin J. Louis

                                       KLEINER PERKINS CAUFIELD & BYERS VI

                                       by: /s/ SIGNED
                                          -------------------------------------


                                       Address: 2750 Sand Hill Road
                                                Menlo Park, CA 94025
                                                Facsimile: 650-233-0300
                                                Attention: Doug Mackenzie

                                        INTEGRAL CAPITAL PARTNERS, L.P.

                                        by:  /s/ SIGNED
                                             -----------------------------------

                                        Address:  2750 Sand Hill Road
                                                  Menlo Park, CA 94025
                                                  Facsimile: 650-233-0366
                                                  Attention: Roger McNamee or
                                                             John Powell


                                        INTEGRAL CAPITAL PARTNERS II, L.P.

                                        By Integral Capital Management II, L.P., its General Partner

                                        by:  /s/ PAMELA HAGENAH
                                             -----------------------------------
                                             A General Partner

                                        Address:  2750 Sand Hill Road
                                                  Menlo Park, CA 94025
                                                  Facsimile: 650-233-0366
                                                  Attention: Roger McNamee or
                                                             John Powell



                                        INTEGRAL CAPITAL PARTNERS INTERNATIONAL
                                        II, C.V.

                                        By Integral Capital Management II, L.P., its Investment General Partner

                                        by:  /s/ PAMELA HAGENAH
                                             -----------------------------------
                                             A General Partner


                                        Address:  2750 Sand Hill Road
                                                  Menlo Park, CA 94025
                                                  Facsimile: 650-233-0366
                                                  Attention: Roger McNamee or
                                                             John Powell

                                   OAK INVESTMENT PARTNERS VI, L.P.

                                   by:  /s/  SIGNED
                                        -----------------------------------

                                   Address:  525 University Avenue
                                             Suite 1300
                                             Palo Alto, California 94301
                                             Facsimile: 650-328-6345
                                             Attention: Mr. Fred Harman


                                   OAK VI AFFILIATES FUND, L.P.

                                   by:  /s/  SIGNED
                                        -----------------------------------

                                   Address:  525 University Avenue
                                             Suite 1300
                                             Palo Alto, California 94301
                                             Facsimile: 650-328-6345
                                             Attention: Mr. Fred Harman

                                   KPMG PEAT MARWICK LLP

                                   by:  /s/  SIGNED
                                        -----------------------------------

                                   Address: Suite 2000-303 Peachtree Street, NE Atlanta, GA 30308
                                             Facsimile: 650-404-4501
                                             Attention: Rod McGeary

Schedule A

PIVOTAL SOFTWARE INC.
SHARE CAPITAL

                                                                                                       AFTER
                                                                      PRIOR TO                         PFD CLASS F
                                                              PFD CLASS F FINANCING                    FINANCING
                                                  ----------------------------------------------    -----------------
                                                                             FULLY
                                                                            DILUTED
                                                                           CONVERTED                 AT US      $6.21
                              SHARE TYPE          ISSUED         %           BASIS        %             #         %

FOUNDERS
  Norm Francis                Common A               680,800                  680,800                  680,000
  Norm Francis                Common B                45,000                   45,000                   45,000
  Norm Francis                Preferred Class A      142,857                  142,857                  142,857
                                                     868,657      5.97%       868,657      5.37%       868,657   4.98%

  Boardwalk Ventures          Preferred Class A      857,143      5.90%       857,143      5.30%       857,143   4.91%

  Francis Family Trust        Common A               575,800      3.96%       575,800      3.56%       575,800   3.30%
  Francis Family Trust        Common B               125,000      0.86%       125,000      0.77%       125,000   0.72%

  Keith Wales                 Common A               669,550                  669,550                  669,550
  Keith Wales                 Common B                56,250                   56,250                   56,250
  Keith Wales                 Preferred Class A       71,428                   71,428                   71,428
  (stock split, Aug 10, 1998)                        797,228      5.48%       797,228      4.93%       797,228   4.57%

  Daybreak Software           Preferred Class A      428,572      2.95%       428,572      2.65%       428,572   2.46%

  Patricia Wales              Common A               644,550      4.43%       644,550      3.99%       644,550   3.69%
  Patricia Wales              Common B                56,250      0.39%        56,250      0.35%        56,250   0.32%
  Patricia Wales              Preferred Class A       71,429      0.49%        71,429      0.44%        71,429   0.41%

  Fireweed Investments Inc.   Preferred Class A      428,571      2.95%       428,571      2.65%       428,571   2.46%
  (stock split, Aug 10, 1998)
                                                                 -----                    -----                 -----
TOTAL FOUNDERS                                     4,853,200     33.38%     4,853,200     30.02%     4,853,200  27.80%
                                                                 -----                    -----                 -----

NON-FOUNDERS                  Common A               832,599      5.73%       832,599      5.15%       832,599   4.77%
                              Common B               194,286      1.34%       194,286      1.20%       194,286   1.11%
                                                                 -----                    -----                 -----
                                                                  7.06%                    6.35%                 5.88%
                                                                 -----                    -----                 -----

VENTURES WEST
  BCTIF                       Preferred Class D    1,645,570     11.32%     1.645,570     10.18%     1,645,570   9.43%
  BCTIF                       Preferred Class E      370,370      2.55%       370,370      2.29%       370,370   2.12%

  Bk of Montreal
    Capital Corp.             Preferred Class D       40,259      0.28%        40,259      0.25%        40,259   0.23%
  Bk of Montreal
    Capital Corp.             Preferred Class E      370,370      2.55%       370,370      2.29%       370,370   2.12%
                              CLASS F                                                                  204,848   1.17% $1,272,104
                                                                 -----                    -----                 -----  ----------
                                                   2,426,569     16.69%     2,426,569     15.01%     2,426,569  15.08% $1,272,104
                                                                 -----                    -----                 -----  ----------

                                                  ----------     -----     ----------     -----     ----------  -----
SUBTOTAL                                           8,306,654     57.14%     8,306,654     51.38%     8,511,502  48.76%
                                                  ----------     -----     ----------     -----     ----------  -----

  Integral Capital Partners   Preferred Class B      200,000                  210,526                  210,526
  Integral Capital
    Partners II               Preferred Class B      126,582                  126,582                  126,582
  Integral Capital
    Partners II               Preferred Class B      548,148                  548,148                  548,148
  Integral Capital
    Partners Int'l.           Preferred Class E      192,593                  192,593                  192,593
                              CLASS F                                                                  483,092         $3,000,000
                                                                 -----                    -----                 -----
                                                   1,067,323      7.34%     1,077,849      6.67%     1,560,941   8.94%
                                                                 -----                    -----                 -----
  Kleiner Perkins
    Caulfield VI              Preferred Class B    1,614,600                1,699,579                1,699,579
  Kleiner Perkins
    Caulfield VI              Preferred Class E      951,852                  951,852                  951,852
  Kleiner Perkins
    Caulfield VI              Preferred Class D      658,481                  658,481                  658,481
  Kleiner Perkins
    Caulfield VI              Preferred Class D       60,824                   60,824                   60,824
  Kleiner Perkins
    Caulfield VI              Preferred Class B      185,400                  195,158                  195,158
  Kleiner Perkins
    Caulfield VI              Preferred Class D      101,013                  101,013                  101,013
                              CLASS F                                                                  309,557         $1,922,346
                                                                 -----                    -----                 -----
                                                   3,572,170     24.57%     3,666,907     22.68%     3,976,464  22.78%
                                                                 -----                    -----                 -----

  Oak VI Affiliates Fund L.P. Preferred Class D          581      0.00%           581      0.00%           581   0.00%
  Oak Investment Partners     Preferred Class D       24,918      0.17%        24,918      0.15%        24,918   0.14%
  Oak Investment Partners     Preferred Class E    1,511,111     10.39%     1,511,111      9.35%     1,511,111   8.66%
                              CLASS F                                                                  129,718   0.74%   $805,550
                                                                 -----                    -----                 -----
                                                                 10.57%                    9.50%                 9.55%
                                                                 -----                    -----                 -----

                                                                 -----                    -----                 -----
  Jeremy Jaech                Preferred Class E       55,556      0.38%       55,556       0.34%        55,556   0.32%
                                                                 -----                    -----                 -----

                                                                                                                -----
  KPMG                        CLASS F                                                                  161,031   0.92% $1,000,000
                                                                                                                -----

                                                  ----------     -----     ----------     -----     ----------  -----
                                                   6,231,659     42.86%     6,336,922     39.20%     7,420,319  42.51%
                                                  ----------     -----     ----------     -----     ----------  -----

                                                  ----------     -----     ----------     -----     ----------  -----
SUBTOTAL                                          14,538,313    100.00%    14,643,576     90.58%    15,931,821  91.27%
                                                  ----------     -----     ----------     -----     ----------  -----
BEFORE UNEXERCISED AND UNGRANTED OPTIONS
EMPLOYEE OPTIONS
  Granted, not exercised                                                    1,202,861      7.44%     1,202,861   6.89%
  Not granted                                                                 320,254      1.98%       320,254   1.83%
                                                                           ----------     -----     ----------   ----  ----------
TOTAL Fully Diluted with Options                                           16,166,691       100%    17,454,936    100% $8,888,888
                                                                           ==========     =====     ==========   ====  ==========